EXHIBIT 10.10

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

AMENDMENT NO. 10 TO LICENSE AGREEMENT

This Amendment No. 10 (this “Amendment No. 10”) is made as of the 19th day of June, 2009, by and between STANDARD & POOR’S FINANCIAL SERVICES LLC (“S&P”), a Delaware limited liability company having an office at 55 Water Street, New York, New York 10041, a wholly-owned subsidiary of The McGraw-Hill Companies, Inc., and the CHICAGO BOARD OPTIONS EXCHANGE, INCORPORATED (“CBOE”), a Delaware corporation having an office at 400 South LaSalle, Chicago, Illinois 60605.  This Amendment No. 10 amends the Restated License Agreement effective as of November 1, 1994 between S&P and CBOE, as previously amended by Amendment No. 1 thereto dated January 15, 1995 (“Amendment No. 1”), Amendment No. 2 thereto dated April 1, 1998, Amendment No. 3 thereto dated July 28, 2000, Amendment No. 4 thereto dated October 27, 2000, Amendment No. 5 thereto dated as of March 1, 2003, Restated Amendment No. 6 thereto dated as of February 24, 2009, Restated Amendment No. 7 thereto dated as of February 24, 2009, and Amendment No. 8 thereto dated as of January 9, 2005 (Amendment No. 9 thereto dated as of April 23, 2007 having been terminated as of February 24, 2009) (such Restated License Agreement together with all such Amendments that remain in effect referred to herein collectively as the “License Agreement”).

W I T N E S S E T H:

WHEREAS, S&P compiles, calculates, maintains and owns rights in and to the S&P 500 Dividend Index and to the proprietary data therein contained (such rights being hereinafter referred to as the “S&P 500 Dividend Index”);

WHEREAS, S&P uses in commerce and owns trade name and trademark rights to the designation “S&P 500 Dividend Index” (the “New S&P Mark”);

WHEREAS, CBOE wishes to use the S&P 500 Dividend Index and the New S&P Mark in connection with the trading, marketing and promotion of cash-settled or physical delivery securities option contracts and activities related thereto; and

WHEREAS, the parties wish to amend the License Agreement for the purpose of extending the representations, warranties, rights, obligations, covenants and agreements of the parties to cover the S&P 500 Dividend Index and the New S&P Mark;

NOW, THEREFORE, the parties hereto agree as follows:

1.             Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the License Agreement.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

2.             For purposes of the License Agreement, all references therein to the term “S&P Index” or “S&P Indexes” shall hereafter include the S&P 500 Dividend Index and all references to the “S&P Marks” shall hereafter include the New S&P Mark.

3.             The following is hereby added to the License Agreement as Section 3(l) (that is, Section 3(“ell”)):

(l)            The license granted to CBOE in Section 3(a) above shall be exclusive in respect of the S&P 500 Dividend Index for a period ending on the second anniversary of the date on which Standardized Options Contracts based on the S&P 500 Dividend Index are first available for trading on CBOE.  Such license shall continue to be exclusive: (i) through the third year of trading if average daily volume in Contracts based on the S&P 500 Dividend Index was at least [*confidential treatment requested/material filed separately*] Contracts/day during the second year of trading; (ii) through the fourth year of trading if the license was exclusive through the third year of trading and average daily volume in Contracts based on the S&P 500 Dividend Index was at least [*confidential treatment requested/material filed separately*] Contracts/day during the third year of trading; and (iii) through the fifth year of trading and each subsequent year of trading if the license was exclusive through the preceding year of trading and average daily volume in Contracts based on the S&P 500 Dividend Index was at least [*confidential treatment requested/material filed separately*] Contracts/day during the preceding year of trading.  Notwithstanding the foregoing, if the license was exclusive during a preceding year of trading but the average daily volume during the preceding year of trading was less than the applicable minimum, such license shall continue to be exclusive during the subsequent year of trading if CBOE remits to S&P, on or prior to the date that is sixty days following the beginning of the subsequent year of trading, the difference between the Annual Minimum (as defined below) and the aggregate license fees attributable to trading of Contracts on the S&P 500 Dividend Index that were actually paid by CBOE to S&P pursuant to Section 5(a) of this Agreement with respect to the preceding year of trading.  As used herein, the term “Annual Minimum” means $[*confidential treatment requested/material filed separately*] for the third year of trading, $[*confidential treatment requested/material filed separately*] for the fourth year of trading, and $[*confidential treatment requested/material filed separately*] for the fifth year of trading and subsequent years of trading.  (For example, the license granted to CBOE in Section 3(a) above in respect of the S&P 500 Dividend Index shall continue to be exclusive in the third year of trading if the average daily volume in Contracts based on the S&P 500 Dividend Index during the second year of trading was at least [*confidential treatment requested/material filed separately*] Contracts/day or if, prior to the date that is sixty days following the beginning of the third year of trading, CBOE pays an amount equal to $[*confidential treatment requested/material filed separately*] minus the aggregate license fees attributable to trading of Contracts on the S&P 500 Dividend Index that were actually paid by CBOE to S&P pursuant to Section 5(a) of this Agreement with respect to the second year of trading.)

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

4.             For purposes of Sections 3(e), 3(f), 3(g), 3(j) and 5(c) of the License Agreement, all references therein to the S&P 500 shall hereafter be deemed also to constitute references to the S&P 500 Dividend Index.

5.             A new Subsection 5(a)(viii) is hereby added to the License Agreement, as follows:

(viii) A fee for each cleared S&P 500 Dividend Index Contract as reflected in the records of the clearing agency utilized by CBOE to clear trades in such Contracts, at the rate of $[*confidential treatment requested/material filed separately*] per Contract.

6.             The current final sentence of Section 8(d) of the License Agreement (added to the License Agreement in Amendment No. 1) is replaced in its entirety with the following sentence:

The foregoing provisions of this Section shall not apply to the S&P 500 Dividend Index, and, commencing on a date prior to the first day that Standardized Option Contracts based thereon are available for trading on CBOE that is mutually agreed to by the parties, at no cost to CBOE other than the applicable royalty described in Section 5, S&P or its agent shall compute and disseminate to CBOE’s communications center the value of the S&P 500 Dividend Index once per trading day at the time that such value is disseminated generally.

7.             Except as expressly modified hereby, all other provisions in the License Agreement shall continue in full force and effect.

IN WITHNESS WHEREOF, the parties hereto have caused this Amendment No. 10 to the License Agreement to be executed as of the date first set forth above.

STANDARD & POOR’S FINANCIAL		CHICAGO BOARD OPTIONS
SERVICES LLC		EXCHANGE, INCORPORATED

By:	/s/ Robert A. Shakotko	By:	/s/ Richard G. DuFour

Title:	Managing Director, Index Services	Title:	Executive Vice President

Date:	June 25, 2009	Date:	June 19, 2009